Exhibit 10.10
FIRST AMENDMENT TO 8% CONVERTIBLE DEBENTURE:
This First Amendment to the 8% Convertible Debenture dated September 1, 2016 made by BioLabMart Inc., now known as Qrons Inc. (the "Company") for the benefit of CubeSquare LLC in the amount of $10,000 (the "Debenture") hereby amends the Debenture as follows:
1) All references in the Debenture to ""BioLabMart Inc. shall be deleted and replaced with "Qrons Inc."
2)The maturity date of the Debenture is hereby amended to September 1, 2018.
3) Section 2.1 (c) of the Debenture is hereby deleted in its entirety.
Except as amended hereby all of the terms and conditions of the Debenture shall remain in full force and effect.

Dated this 28th day of September 2017
Qrons Inc.
By: /s/Jonah Meer
Chief Executive Officer
ACKNOWLEDGED AND AGREED:
CubeSquare LLC
By: /s/Jonah Meer
Managing Member